UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2016 (March 15, 2016)

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

 Registrant’s telephone number, including area code

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 15, 2016 the Board of Directors (the “Board”) of Willamette Valley Vineyards, Inc. (the “Company”) elected Mr. Jonathan Ricci as a director of the Board to serve effective March 15, 2016.  The election of Mr. Ricci to the board was reported under Item 5.02 on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2016 (the “Original Form 8-K”); such disclosure is incorporated herein by reference in its entirety.

At the time of the filing of the Original Form 8-K with the SEC, Mr. Ricci had not received a committee assignment.  Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed for the purpose of providing that information.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, the Board appointed Mr. Ricci to serve on the Compensation Committee of the Board.  The Board has determined that Mr. Ricci satisfies all applicable requirements to serve on such committee.  As previously disclosed, Mr. Ricci was appointed to the Board on March 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: April 26, 2016	By:	/s/ JAMES W. BERNAU

James W. Bernau
President